UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

BENACQUISTA GALLERIES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-51107 (Commission File Number)	71-0928242 (IRS Employer Identification No.)

6870 La Valle Plateada Rancho Santa Fe, California (Address of principal executive offices)	92067 (Zip Code)

Registrant’s telephone number, including area code:	(858) 525-5695

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2007 Benacquista Galleries, Inc. (the “Company”), entered into an agreement by and among YNOT Eduk8, Inc., a Nevada corporation (“YNOT”), of which the Company is the majority shareholder, and Don Tolman (“Tolman”) the President of YNOT, for the sale of eight million nine hundred two thousand two hundred eighty-seven (8,902,287) shares of YNOT’s common stock, representing the Company’s entire interest in YNOT, to Tolman in exchange for Tolman’s assumption of all rights, obligations and duties of the Company in, to and under the terms of a certain unsecured promissory note issued on September 29, 2005 in the amount of one hundred fifty thousand dollars ($150,000) and bearing interest at a rate of five percent (5%) per annum.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Agreement by and among Benacquista Galleries, Inc., YNOT Eduk8, Inc. and Don Tolman, dated March 27, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENACQUISTA GALLERIES, INC.

Date: March 30, 2007	By:	/s/ James Price
James Price
Chief Executive Officer